                                   THE TORO COMPANY
                       SUPPLEMENTAL MANAGEMENT RETIREMENT PLAN

    The Toro Company hereby amends and restates its Supplemental Management Retirement Plan originally effective as of August 1, 1989, and amended and restated on November 6, 1991. This amendment and restatement is effective as of January 1, 1996. The Supplemental Management Retirement Plan is maintained by The Toro Company for the purpose of providing benefits for certain of its employees who participate in The Toro Company's Pension Plan or Profit Sharing Plan or in both such plans in excess of the limitations on benefits and contributions imposed by Section 401(a)(17) or Section 415 of the Internal Revenue Code on plans to which those sections apply.


                                      ARTICLE I
                                     DEFINITIONS


    Section 1.1 When used in this Plan document, the following terms have the meanings indicated unless a different meaning is plainly required by the context.

    "Affiliate or Associate", for purposes of the definition of Change of Control, shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended (hereinafter referred to as the "Exchange Act").

    "Beneficiary" means the person or persons selected by the Participant on a form provided by the Company to receive the benefits provided under this Plan in the event of the Participant's death.

    "Beneficial Owner", for purposes of the definition of Change of Control, a Person shall be deemed the "Beneficial Owner" of and shall be deemed to "beneficially own" any securities:

         (a) which such Person or any of such Person's Affiliates or Associates beneficially owns, directly or indirectly;

         (b) which such Person or any of such Person's Affiliates or Associates has (i) the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person's Affiliates or Associates until such tendered securities are accepted for purchase or exchange; or
    (ii) the
    right to vote pursuant to any agreement, arrangement or understanding, provided, however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, any security if the agreement, arrangement or understanding to vote such security (A) arises solely from a revocable proxy or consent given to such Person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations of the Exchange Act and (B) is not also then reportable on Schedule 13D under the Exchange Act (or any comparable or successor report); or

         (c) which are beneficially owned, directly or indirectly, by any other Person with which such Person or any of such Person's Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting (except to the extent contemplated by the proviso to subsection (b) herein) or disposing of any securities of the Company.

    "Change of Control" shall mean the earliest to occur of (a) a public announcement that a Person and/or Affiliates and Associates of such Person have acquired or obtained the right to acquire Beneficial Ownership of 20% or more of the outstanding shares of common stock of the Company, (b) the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in the Beneficial Ownership by a Person of 30% or more of the outstanding shares of common stock of the Company, or (c) the occurrence of a tender offer, exchange offer, merger, consolidation, sale of assets or contested election or any combination thereof, that causes the persons who were directors of the Company immediately before such Change of Control to cease to constitute a majority of the Board of Directors of the Company or of any parent of or successor to the Company.

    "Code" means the Internal Revenue Code of 1986, as amended.

    "Committee" means the Compensation Committee of the Board of Directors of the Company, or any successor committee.

    "Company" means The Toro Company.

    "Compensation" means compensation as defined in the Profit Sharing Plan plus any deferred compensation under The Toro Company Supplemental Retirement Plan.

    "Eligibility Service" means eligibility service as defined in the Profit Sharing Plan.

    "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

    "Participant" means any key employee described in Article II of this Plan.

    "Pension Plan" means The Toro Company Retirement Plan for Office and Hourly Employees (the successor of The Toro Company Retirement Plan for Office Employees) or any successor or replacement plan.

    "Person" means, for purposes of the definition of Change of Control, any individual, corporation, partnership, trust or other entity, and shall include any successor (by merger or otherwise) of such entity. "Person" does not include the Company, any Subsidiary of the Company or any employee benefit plan of the Company or of any Subsidiary, or any entity holding shares of common stock of the Company for or pursuant to the terms of any such plan.

    "Plan" means The Toro Company Supplemental Management Retirement Plan, as of its original effective date, including any subsequent amendments thereto.

    "Plan Year" means the calendar year.

    "Profit Sharing Plan" means The Toro Company Investment and Savings Plan (prior to August 1, 1995, The Toro Company Profit-Sharing Plan for Office Employees) or any successor or replacement plan.

    "Subsidiary" shall mean, for purposes of the definition of Change of Control, any corporation which is a component member of the controlled group of corporations of which the Company is the common parent. Controlled group shall be determined by reference to Section 1563 of the Code but including any corporation described in Section 1563(b)(2) thereof.

    "Surviving Spouse" means the person who is married to a Participant at the date of his or her death and for at least one year prior thereto.

    "Trust" means the trust established or maintained by the Company which is used in connection with this Plan to assist the Company in meeting its obligations under the Plan and which is hereby incorporated into the Plan by this reference.

    "Trustee" means the corporation or individual selected by the Company to serve as Trustee for the Trust.

    Section 1.2 The Company agrees to perform its obligations in accordance with the Plan.

    Section 1.3 Any term used in this Plan which is defined in the Plan shall have the meaning set forth in the Plan for all purposes of this Plan. The singular form of any word shall include the plural and the masculine gender shall include the feminine wherever necessary for the proper interpretation of this Plan.

                                      ARTICLE II
                            ELIGIBILITY AND PARTICIPATION

    Section 2.1 An employee who satisfies Section 2.2 and who is eligible to receive a benefit under the Company's Employee Stock Ownership Plan, the Pension Plan or the Profit Sharing Plan, the total amount of which is reduced by reason of the application of the limitations on contributions and benefits imposed by Section 401(a)(17) or Section 415 of the Code, as in effect on the date for either the allocation of contributions or the commencement of benefits, or as in effect at any time thereafter, shall be a Participant in the Plan.

    Section 2.2 Prior to August 1, 1994, a Participant in the Plan must be an executive at the level of Vice President or above or receiving annual Compensation equal to or greater than $200,000. On and after August 1, 1994, a Participant in the Plan must be an executive at the level of Vice President or above or receiving annual Compensation equal or greater than $150,000.

                                     ARTICLE III
                                 SUPPLEMENTAL ACCOUNT

    Section 3.1 The Company shall establish and maintain an account for each Participant, or designated Beneficiary of the Participant upon the death of the Participant, and shall credit such account each Plan Year with an amount equal to the amount described in Section 3.2.

    Section 3.2  The amount credited to each Participant's account pursuant to
Section 3.1 shall be an amount equal to the difference between:

         (a) the aggregate amount of contributions and forfeitures which would have been allocated or reallocated with respect to the Participant under the Profit Sharing Plan and any other qualified plans that are defined contribution plans (as defined in Section 414(i) of the Code) maintained by the Company, based on the Participant's Compensation, and without regard to the limitations imposed by Section 401(a)(17) or Section 415 of the Code on the Profit Sharing Plan and such other qualified plans, and

         (b) the aggregate amount of contributions and forfeitures actually allocated or reallocated with respect to the Participant under such qualified plans and any credits made under a nonqualified deferred compensation plan maintained by the Company to replace amounts that would have been credited under such qualified plans had the Participant not deferred compensation under such a nonqualified deferred compensation plan.

    Section 3.3 For purposes of determining the amount which would have been allocated with respect to a Participant under a qualified defined contribution plan that contains a contribution formula, that formula will be used for purposes of determining the amount to be credited to the Participant under
Section 3.2 above. For purposes of determining the amount which would have been allocated with respect to a Participant under a qualified defined contribution plan, other than the Company's Employee Stock Ownership Plan, pursuant to a plan contribution and allocation feature which does not specify the amount to be contributed on behalf of the Participant and under which allocations are made in proportion to compensation, such amount shall be deemed to be proportionate to the ratio of the actual contribution made to such plan over the compensation taken into account under such plan, provided, however, if such plan is integrated with social security, separate calculations should be made with respect to compensation above and below the integration level. For purposes of determining the amount which is to be credited with respect to the Company's Employee Stock Ownership Plan (the "ESOP"), such amount, which shall be based on the value of the Company's common stock and shall not require an allocation of stock, shall be determined by multiplying the difference (which shall not be less than zero) between the Participant's Compensation for the Plan Year and the compensation limit under Section 401(a)(17) of the Code, indexed for cost of living increases, by the actual rate of ESOP allocations calculated each year for Participants.

    Section 3.4 Amounts credited to a Participant's account for any Plan Year pursuant to the terms of the Plan shall be credited as of the end of such Plan Year to the account maintained under the Plan in the name of such Participant.

    Section 3.5 Amounts credited under the terms of the Plan to an account maintained for a Participant shall be credited with interest at a rate and in the manner determined by the Company to be consistent with that credited under the Company's deferred compensation agreements with its executive personnel and as described in the Trust, and such interest shall be credited to the account of each Participant as of the end of each calendar year quarter or at any other time as determined by the Chief Financial Officer of the Company or other officer authorized to act on behalf of the Company. However, at any time on or after the date on which the sum of a Participant's age and the Participant's years of Eligibility Service with the Company equals sixty (60), the Participant may, by providing written instructions to the Company, request that the Trustee invest a certain percentage of his or her account in one of the investment vehicles made available by the Company under the Trust. The Participant may change his or her investment preference on the first day of a calendar year and on the first day of the seventh month of a calendar year and more frequently as so permitted by the Company. The investment vehicles which shall be made available to the Participants shall be selected by the Chief Financial Officer or other officer authorized to act on behalf of the Company. A Participant's investment preference shall remain in effect until receipt by the Trust from the Company of a Participant's request changing or revoking the investment preference then in effect. Any expense incurred in connection with the investment option shall be charged against the Participant's account. The investment vehicles made available by the Company under the Trust shall be determined by the Company in its sole discretion, except that the one such investment vehicle shall provide a fixed rate of interest through investment in fixed income mutual funds or common trust funds, U.S. Bonds, certificates of deposit, annuity contracts, or such other similar investments.

         Section 3.6 If a Participant participates in the investment of amounts in his or her account under the Trust as permitted under the Plan and the Trust, that portion of the Participant's accounts will be credited with earnings or losses based entirely upon the earnings or losses attributable to such investments. The Company shall not be required to credit that portion of the account subject to such investment election with interest, as described in
Section 3.5, and the Company shall not be required to credit that portion of the account subject to such investment election with an amount equal to the difference obtained from subtracting the earnings or losses on such investments from the interest rate described in Section 3.5. If a Participant does not participate in the investment of the entire amount in his or her account, the portion not subject to such Participant involvement shall be credited with interest at a rate and in the manner determined by the Company to be consistent with that credited under the Company's deferred compensation agreements as described in Section 3.5, or with earnings or losses of investments made pursuant to the terms of the Trust if the amounts credited to the Participant's account under the Plan are credited to an account or accounts under the Trust pursuant to Section 9.13.

                                      ARTICLE IV
                           SUPPLEMENTAL RETIREMENT BENEFIT

    Section 4.1 A supplemental retirement benefit shall be payable to a Participant under this Article IV in the form of a straight life annuity over the lifetime of the Participant, commencing on the Participant's normal retirement date as defined under the Pension Plan. The monthly amount of that benefit, which shall not be less than zero, shall be equal to the difference between:

         (a) the monthly amount which the Participant would have been entitled to under the Pension Plan and any other qualified plants that are defined benefit plans (as defined under Section 414(j) of the Code) maintained by the Company if such amount were determined without regard to the limitations on benefits imposed by
    Section 401(a)(17) or Section 415 of the Code on such plan or plans and taking into account the amounts credited under Article III as if such amounts were part of the Company's Employee Stock Ownership Plan and the Profit Sharing Plan and any credits made under any other nonqualified deferred compensation plan maintained by the Company to replace amounts that would have been credited under such qualified plans had the Participant not deferred compensation under such a nonqualified deferred compensation plan, and

         (b) the monthly amount of the benefit actually payable to the Participant under the Pension Plan and such other qualified defined benefit plans.

    Section 4.2 The amount described in Section 4.1 will be computed as of the date of retirement or termination of employment of the Participant with the Company in the form of a straight life annuity payable over the lifetime of the Participant commencing on the Participant's normal retirement date, as defined under the Pension Plan.

    Section 4.3 If the Pension Plan is terminated by the Company, the benefit payable to a Participant under this Article IV, if any, shall be determined as of the termination date of the Pension Plan and no other benefit shall be provided under this Article IV.

                                      ARTICLE V
                        SUPPLEMENTAL SURVIVING SPOUSE BENEFIT

    Section 5.1 If a Participant dies prior to commencement of payment of his or her benefit under the Pension Plan under circumstances in which a benefit payable to the Surviving Spouse of the Participant pursuant to the Pension Plan is payable to such Surviving Spouse, then a supplemental benefit is payable to the Surviving Spouse under this Plan. The monthly amount of such benefit payable to the Surviving Spouse shall be an amount, not less than zero, equal to the difference between:

    (a) the monthly amount of the benefit payable to the Surviving Spouse under the Pension Plan and any other qualified defined benefit plans maintained by the Company to which the Surviving Spouse would have been entitled under such plan or plans if such benefit were computed without regard to the limitations on benefits imposed by Section 401(a)(17) or
    Section 415 of the Code on such plan or plans and taking into account the amounts credited under Article III as if such amounts were part of the Company's Employee Stock Ownership Plan and the Profit Sharing Plan and any credits made under any other nonqualified deferred compensation plan maintained by the Company to replace amounts that would have been credited under such qualified plans had the Participant not deferred compensation under such a nonqualified deferred compensation plan, and

         (b) the monthly amount of the benefit actually payable to the Surviving Spouse under the Pension Plan and such other plan or plans.

    Section 5.2 Provided that a benefit is payable under this Article V to the Surviving Spouse of a Participant and subject to Section 9.7, a benefit payable under this Article V shall be payable over the lifetime of the Surviving Spouse in monthly installments commencing on the date for commencement of payment of the benefit payable to the Surviving Spouse under the Pension Plan and terminating on the date of the last payment of the benefit payable to the Surviving Spouse under the Pension Plan made before the Surviving Spouse's death. However, a Participant may elect on an election form described in
Section 6.2 to have the actuarial equivalent of the benefit described herein distributed in a lump sum. In the event the lump sum option is selected in the election form, the benefit payable to the Surviving Spouse shall be made as of the first day of the first month immediately following the month in which the Participant's death occurred, or as soon thereafter as administratively feasible. A Participant may also change the form of payment in the manner described in Section 6.2. The actuarial equivalent of the benefit described in this Section 5.2 shall be determined by the same actuarial adjustments as those specified in the Pension Plan.

    Section 5.3 If the Pension Plan is terminated by the Company, the benefit payable to a Surviving Spouse under this Article V, if any, shall be determined as of the termination date of the Pension Plan and no other benefit shall be provided under this Article V.

                                      ARTICLE VI
                                    DISTRIBUTIONS

    Section 6.1 All amounts credited to a Participant's account in accordance with Article III, including gains or losses credited in accordance with Article III, shall be distributed to or with respect to a Participant only upon termination of the Participant's employment with the Company for any reason including death. All such amounts shall be distributed in accordance with
Section 6.2.

Section 6.2

    (a) Anything herein to the contrary notwithstanding, in the event of a termination of employment described in Section 6.1, all amounts distributable under the Plan that have been credited to a Participant's account in accordance with Article III shall be distributed to the Participant in accordance with one of the options selected by the Participant and available under an election form used in connection with this Plan, which form shall be provided to the Participant by the Company (hereinafter referred to as the "Election Form"). Each Participant in the Plan can make his or her initial elections during the calendar year in which this provision becomes effective and thereafter a Participant can make his or her initial elections at the time the Participant first becomes eligible to participate in the Plan. However, a Participant may change the form of payment by electing another option available in said Election Form, but such change in the form of payment will not be effective until the calendar year following the calendar year in which the change was elected. Further, in no event will any such change in the form of payment be effective if such change is elected after the Participant's employment with the Company is terminated for any reason. Such distribution election shall apply to all amounts credited to a Participant's account in accordance with Article III, except that any payment required to be made in the year prior to the year any change in the form of payment becomes effective must be made in accordance with the election in effect for that year. In addition, the Committee may, in its sole discretion, reduce the payment period over which payments would have been made pursuant to the distribution option selected. Absent an effective distribution election, the Company shall pay the amounts credited to a Participant's account pursuant to Article III in accordance with the distribution provision contained in the Participant's prior effective Election Form or, if no such election has been made, then in accordance with the selections made under The Toro Company Supplemental Retirement Plan or The Toro Company Supplemental Retirement Plan II, whichever is applicable with respect to the Participant, or if such elections have not been made or are not in effect, then in a lump sum payment. In addition, the Committee may, in its sole discretion, determine the method of distribution of the amounts credited under Article III.

    (b) Notwithstanding any provision in the Plan to the contrary, if an amount credited to a Participant's account under Article III is payable to the Participant, except in the event of the Participant's death or disability, such benefit shall be distributed in accordance with the provisions of this Section
6.2 beginning as of the first day of the first month of the calendar year immediately following the calendar year in which the Participant's distributable event occurs. In the event of a Participant's death or disability, such benefit shall be distributed in accordance with the provisions of this Section 6.2 beginning as of the first day of the first month immediately following the month in which the Participant's death occurred or the determination of such disability is made.

     Section 6.3 If a Participant should die before distribution of the full amount of the account described in Article III has been made to him or her, any remaining amounts shall be distributed to the Participant's Beneficiary and by a method designated by the Participant in his or her Election Form. If a Participant has not designated a Beneficiary, or method of distribution, or if no designated Beneficiary is living on the date of distribution, such amounts shall be distributed to the Participant's beneficiary as described under the Profit Sharing Plan in a lump sum distribution as soon as administratively feasible following the Participant's death.

     Section 6.4

          (a)  Anything herein to the contrary notwithstanding and subject to
     Section 9.7, in the event the Participant incurs a termination of employment with the Company as described in Section 6.5, the benefit described in Article IV shall be distributed to the Participant in accordance with one of the options available under the Participant's Election Form as selected by the Participant in the manner described in
     Section 6.2. However, a Participant may change the form of payment by electing another option available under the Election Form, but such change in the form of payment will not be effective until the calendar year in which the change was elected. Further, in no event will any such change in the form of payment be effective if such change is elected after the Participant's employment with the Company is terminated for any reason. Such distribution election shall apply to the benefit described in
     Article IV, except that any payment required to be made in the year prior to the year a change in the form of payment becomes effective must be made in accordance with the election in effect for that year. In addition, the Committee may, in its sole discretion, reduce the payment period over which payments would have been made pursuant to the distribution option selected. Absent an effective distribution election, the Company shall pay the benefit described in Article IV in accordance with the distribution provision contained in the Participant's prior effective Election Form or, if no such distribution provision exists, in a life annuity on the life of the Participant.

          (b) Notwithstanding any provision in the Plan to the contrary, if a benefit described in Article IV is payable to a Participant, except in the event of the Participant's death or disability, such benefit shall be distributed in accordance with the provisions of this Section 6.4 beginning as of the first day of the first month of the calendar year immediately following the calendar year in which the Participant's distributable event occurs. In the event of a Participant's disability, such benefit shall be distributed in accordance with the provisions of this Section 6.4 beginning as of the first day of the first month immediately following the month in which the determination of such disability is made. If a Participant dies before a benefit is payable to the Participant, then no benefit is payable under Acticle IV, but a benefit may be payable under Article V.

     Section 6.5 The benefit described in Article IV shall be distributed, unless otherwise stated in the Plan, to or with respect to a Participant only upon termination of the Participant's employment with the Company for any reason other than death; if a Participant dies before such benefit is payable to the Participant, no benefit is payable under Article IV (but a benefit may be payable under Article V).

     Section 6.6 A benefit under Article IV of this Plan which is payable in any form other than a straight life annuity over the lifetime of the Participant, or which commences at any time other than the Participant's normal retirement date, as defined in the Pension Plan, shall be the actuarial equivalent of the benefit described under Sections 4.1 and 4.2 as determined by the same actuarial adjustments as those specified in the Pension Plan with respect to the determination of the amount of the benefit payable under the Pension Plan on the date for commencement of payment under this Plan.

     Section 6.7 Anything herein to the contrary notwithstanding, if, at any time, a court or the Internal Revenue Service determines that an amount in a Participant's account under the Trust is includable in the gross income of the Participant and subject to tax, the Committee may, in its sole discretion, permit a lump sum distribution of an amount equal to the amount determined to be includable in the Participant's gross income.

                                   ARTICLE VII
                           ADMINISTRATION OF THE PLAN

     Section 7.1 The Plan shall be administered by the Company, which shall have the authority, duty and power to interpret and construe the provisions of the Plan as it deems appropriate. The Company shall have the duty and responsibility of maintaining records, making the requisite calculations and disbursing the payment hereunder. The Company's interpretations, determinations, regulations and calculations shall be final and binding on all persons and parties concerned.

     Section 7.2 All provisions set forth in the Profit Sharing Plan with respect to the administrative powers and duties of the Company, and expenses of administration shall be applicable with respect to the Plan; unless such administrative powers and duties apply specifically with respect to the benefits described in Article IV or Article V, then all provisions set forth in the Pension Plan shall apply. The Company shall be entitled to rely conclusively upon all tables, valuations, certificates, opinions and reports furnished by any actuary, accountant, controller, counsel or other person employed or engaged by the Company with respect to the Plan.

     Section 7.3 The Company shall furnish individual annual statements of accrued benefits to each Participant, or current Beneficiary or Surviving Spouse, in such form as determined by the Company or as required by law.

     Section 7.4 The employee benefit plan procedures in this section are intended to comply with Section 503 of ERISA and Section 2560.503-1 of the Department of Labor Regulations and pertain to claims by the Participants and Beneficiaries ("claimants") for Plan benefits, consideration of such claims, and review of claim denials. For purposes of these procedures, a "claim" is a request for a benefit by a Participant or Beneficiary under the Plan or an Agreement. A claim is filed when the requirements of these procedures have been met.

          (a) If a claim is wholly or partially denied, notice of the decision, meeting the requirements of subsection (b) of these procedures, shall be furnished to the claimant within a reasonable period of time after the receipt of the claim by the Company. If notice of the denial of a claim is not furnished in accordance with this subsection (a) within a reasonable period of time, the claim shall be deemed denied and the claimant shall be permitted to proceed to the review stage described in subsection (c) of these procedures. For purposes of this subsection (a), the period of time for notification to the claimant will not exceed 90 days after receipt of the claim by the Company, unless special circumstances require an extension of time for processing the claim. If such an extension of time for processing is required, written notice of the extension shall be furnished to the claimant prior to the termination of the initial 90-day period. In no event shall such extension exceed a period of 90 days from the end of such initial period. The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the Company expects to render the final decision.

          (b) The Company shall provide to every claimant who is denied a claim for benefits written notice setting forth in a manner calculated to be understood by the claimant:

               (i)  the specific reason or reasons for the denial;

               (ii) specific reference to pertinent provisions of the Plan or Agreement on which the denial is based;

               (iii) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and

               (iv) appropriate information as to the steps to be taken if the Participant or Beneficiary wishes to submit his or her claim for review.

          (c) If a claim is denied in whole or in part and if the claimant is dissatisfied with the disposition of the claimant's claim, the claimant or his or her duly authorized representative shall have a reasonable opportunity to appeal the denied claim to the Company or to a person designated by the Company, and shall have a full and fair review of the claim and its denial. Under this review procedure, a claimant or his or her duly authorized representative may:

               (i)  request a review upon written application to the Company;

               (ii)  review pertinent documents; and

               (iii)  submit issues and comments in writing.

     A claimant must file such a request for review of a denied claim within a reasonable period of time, not to exceed 60 days, after receipt by the claimant of written notification of denial of a claim.

          (d) A decision by the Company shall be made promptly and shall not ordinarily be made later than 60 days after the receipt by the Company of a request for review, unless special circumstances (such as the need to hold a hearing) require an extension of time for processing, in which case a decision shall be rendered as soon as possible, but not later than 120 days after receipt of a request for review. If an extension of time for review is required because of special circumstances, written notice of the extension shall be furnished to the claimant prior to the commencement of the extension. The decision on review shall be in writing and shall include specific reasons for the decision, written in a manner calculated to be understood by the claimant, as well as specific references to the pertinent provisions of the Plan or Agreement on which the decision is based. The decision on review shall be furnished to the claimant within the period of time described in this subsection (d). If the decision on


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

     review is not furnished within such time, the claim shall be deemed denied on review.

                                 ARTICLE VIII
                          AMENDMENT OR TERMINATION

     Section 8.1 The Company intends the Plan to be permanent but reserves the right to amend or terminate the Plan at any time. Any such amendment or termination shall be made in accordance with the amendment or termination provision contained in the Profit Sharing Plan.

     Section 8.2 No amendment or termination of the Plan shall directly or indirectly reduce the balance of any account described in Article III as of the effective date of such amendment or termination. Upon termination of the Plan, distribution of amounts credited to such account shall be made to the Participant or his or her Beneficiary in accordance with Article VI. No additional credits or contributions will be made to any account under the Plan after termination of the Plan, but gains or losses will continue to be credited to the Participant's account under the Plan until all benefits are distributed to the Participants or to their Beneficiaries. No amendment or termination of the Plan shall directly or indirectly deprive any current or former Participant or Surviving Spouse of all or any portion of any benefit under Article IV or Article V of the Plan payment of which has commenced prior to the effective date of such amendment or termination or which would be payable if the Participant terminated employment for any reason, including death, on such effective date.

                                  ARTICLE IX
                              GENERAL PROVISIONS

     Section 9.1 The Company has established a Trust which may be used to pay benefits arising under this Plan and all costs, charges and expenses relating thereto; except that, to the extent that the funds held in the Trust are insufficient to pay such benefits, costs, charges and expenses, the Company shall pay such benefits, costs, charges and expenses.

     Section 9.2 The benefits payable hereunder or the right to receive future benefits under the Plan may not be anticipated, alienated, sold, transferred, assigned, pledged, encumbered, or subjected to any charge or legal process; no interest or right to receive a benefit may be taken, either voluntarily or involuntarily, for the satisfaction of the debts of, or other obligations or claims against, such person or entity, including claims for alimony, support, separate maintenance and claims in bankruptcy proceedings.

     Section 9.3 The Plan at all times shall be considered entirely unfunded both for tax purposes and for purposes of Title

I of ERISA. Funds invested hereunder shall continue for all purposes to be part of the general assets of the Company and available to the general creditors of the Company in the event of the Company's bankruptcy (when the Company is involved in a pending proceeding under the Federal Bankruptcy
Code) or insolvency (when the Company is unable to pay its debts as they mature). In the event of the Company's bankruptcy or insolvency, the Company's Board of Directors and chief executive officer are required to notify the Trustee and each Participant in writing of such an occurrence within one (1) day of the Company's knowledge of such occurrence. No Participant, Surviving Spouse or any other person shall have any interest in any particular assets of the Company by reason of the right to receive a benefit under the Plan and to the extent the Participant, Surviving Spouse or any other person acquires a right to receive benefits under this Plan, such right shall be no greater than the right of any general unsecured creditor of the Company. The Plan constitutes a mere promise by the Company to make payments to the Participants, Surviving Spouses, or Beneficiaries in the future.

     Section 9.4 Except as otherwise provided herein, the terms and conditions of the Profit Sharing Plan shall apply to the contributions described in Article III and the terms and conditions of the Pension Plan shall apply to the benefits described in Articles IV and V. Any benefit payable under the Company's Employee Stock Ownership Plan, the Pension Plan or the Profit Sharing Plan shall be paid in accordance with the terms and conditions of such plan and nothing in this Plan shall operate or be construed in any way to modify, amend or affect the terms and provisions of the Company's Employee Stock Ownership Plan, the Pension Plan or the Profit Sharing Plan.

     Section 9.5 Nothing contained in the Plan shall constitute a guaranty by the Company or any other person or entity that any funds in the Trust or the assets of the Company will be sufficient to pay any benefit hereunder.

     Section 9.6 No Participant or Surviving Spouse shall have any right to a benefit under this Plan except in accordance with the terms of the Plan. Establishment of the Plan shall not be construed to give any Participant the right to be retained in the service of the Company.

     Section 9.7 Notwithstanding anything in this Plan or a Participant's Election Form to the contrary, if the value or actuarial value of any benefit payable to or on behalf of the Participant under the Plan is $25,000 or less, the Company shall pay such value or actuarial value of such benefit to the Participant, Beneficiary, or Surviving Spouse in a single lump sum in lieu of any further benefit payments under the Plan.

     Section 9.8 If any person entitled to a benefit payment under the Plan is declared incompetent and a conservator or other person legally charged with the care of his or her person or his or her estate is appointed, any benefits under the Plan to which such person is entitled shall be paid to such conservator or other person legally charged with the care of his or her person or his or her estate. Except as provided above, when the Company determines that such person is unable to manage his or her financial affairs, the Company may provide for such payment or any part thereof to be made to any other person or institution then contributing toward or providing for the care and maintenance of such person. Any such payment shall be a payment for the account of such person and a complete discharge of any liability of the Company and the Plan therefor.

     Section 9.9 The Plan shall not be automatically terminated by a transfer or sale of assets of the Company or by the merger or consolidation of the Company into or with any other corporation or other entity, but the Plan shall be continued after such sale, merger or consolidation only if and to the extent that the transferee, purchaser or successor entity agrees to continue the Plan. In the event that the Plan is not continued by the transferee, purchaser or successor entity, then the Plan shall terminate subject to the provisions of Article VIII.

     Section 9.10 Each Participant shall keep the Company informed of his or her current address and the current address of his or her spouse or designated Beneficiary. The Company shall not be obligated to search for any person. If the location of a Participant is not made known to the Company within three (3) years after the date on which payment of the Participant's benefits payable under this Plan may first be made, payment may be made as through the Participant had died at the end of the three-year period. If, within one additional year after such three-year period has elapsed, or, within three (3) years after the actual death of a Participant, the Company is unable to locate any Surviving Spouse or designated Beneficiary of the Participant, then the Company shall have no further obligation to pay any benefit hereunder to such Participant, Surviving Spouse or designated Beneficiary and such benefits shall be irrevocably forfeited.

     Section 9.11 Notwithstanding any of the preceding provisions of the Plan, neither the Company nor any individual acting as an employee or agent of the Company shall be liable to any Participant, former Participant, Surviving Spouse, or any other person for any claim, loss, liability or expense incurred in connection with the Plan, unless attributable to fraud or willful misconduct on the part of the Company or any such employee or agent of the Company.

     Section 9.12 In the event a Participant incurs an unforeseeable emergency, the Participant may make a written request to the Company for a hardship withdrawal from his or her account established under Article III. An unforeseeable emergency is a severe financial hardship to the Participant resulting from a sudden and unexpected illness or accident of the Participant or of a dependent (as defined in Section 152(a) of the Code) of the Participant, loss of the Participant's property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant. Withdrawals of amounts because of an unforeseeable emergency are only permitted to the extent reasonably needed to satisfy the emergency need. This section shall be interpreted in a manner consistent with Sections 1.457-2(h)(4) and 1.457-2(h)(5) of the Treasury Regulations.

     Section 9.13 If there is a threat of a Change of Control or if a Participant elects to direct the investment of amounts credited to his or her account pursuant to Section 3.5, then, upon the occurrence of such threat of a Change of Control or at the time the Participant makes such an investment election or at any other time as determined by the Company, the Company shall transfer cash or property to the Trust in an amount equal to the present value of all accumulated or accrued benefits then payable to or on behalf of such Participant or Participants under this Plan, plus any applicable fees. The Company may also transfer cash or property to the Trust in an amount equal to the present value of all accumulated or accrued benefits then payable to or on behalf of any Participant under this Plan on any date designated in the sole discretion of the Company. If a transfer of cash or property occurs, the amounts transferred with respect to the benefits payable under Articles IV and V shall be, for each Participant or Surviving Spouse, the actuarial equivalent, as determined by using the actuarial assumptions described in the Pension Plan, of the benefits payable to or on behalf of each such individual under said Articles IV and V. Thereafter, the Company shall, for each Plan Year, transfer cash or property no later than thirty
(30) days after the end of the Plan Year in which the initial transfer occurs, and thereafter on each anniversary thereof, to the Trust for the benefit of each affected individual in an amount equal to the additional benefit accrued under the terms of this Plan during and in relation to the most recent Plan Year then ended. In the event of a transfer, the accounts of the Participants, established pursuant to Article III, shall be credited with interest, or earnings and losses in accordance with the provisions under Sections 3.5 and 3.6. A Change of Control shall be deemed "threatened' at such time as the Company becomes aware that any individual(s) or entity(s) or combinations thereof intend(s) to or has commenced a course of conduct which, if successful, would or could result in a Change of Control.

     Section 9.14 Each Participant shall receive a copy of the Plan and the Company will make available for inspection by any Participant or designated Beneficiary a copy of the rules and regulations used by the Company in administering the Plan.

     Section 9.15 All questions pertaining to the construction, validity and effect of the Plan shall be determined in accordance with the laws of the United States and to the extent not preempted by such laws, by the laws of the State of Minnesota.

Dated this 18th day of September, 1996.


                                       THE TORO COMPANY



                                       By: /s/ K. B. Melrose
                                          -------------------------------------
                                          Title: Chairman, CEO and President



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